Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 24, 2014, except for Note 16, as to which the date is April 9, 2014, in Amendment No. 4 to the Registration Statement (Form S-1 333-193542) filed with the Securities and Exchange Commission on May 30, 2014 and related Prospectus of Catalent, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey

May 30, 2014